Exhibit 10.11
THE HOUSTON EXPLORATION COMPANY
2004 LONG TERM INCENTIVE PLAN
EMPLOYEE RESTRICTED STOCK AGREEMENT
     This Restricted Stock Agreement (the “Agreement”) is made between The Houston Exploration Company, a Delaware corporation (the “Company”), and «Name» (the “Employee”). The Company considers that its interests will be served by granting Employee shares of restricted common stock of the Company as an inducement for his or her continued and effective performance of services to the Company. The Board of Directors has adopted, and the stockholders have approved, The Houston Exploration Company 2004 Long Term Incentive Plan (the “Plan”). The Employee has been designated as a participant in the Plan.
     IT IS AGREED:
     § 1 Grant. On «date» (the “Grant Date”), the Company hereby grants to the Employee a Restricted Stock Award (the “Award”) for «_of_shares» shares of the common stock of the Company, $.01 par value per share, subject to adjustment as provided in the Plan.
     § 2 Vesting and Forfeitures. Subject to the accelerated vesting provisions set forth below, Employee will vest in 100% of the Restricted Stock covered by this Award on the third anniversary of the Grant Date provided that Employee remains in the continuous employment of the Company through that date. If Employee’s employment with the Company terminates for any reason prior to the third anniversary of the Grant Date, then Employee shall forfeit all Restricted Stock covered by this Award except to the extent that accelerated vesting is provided below. For purposes of this § 2, employment with an Affiliate of the Company shall be deemed employment with the Company, references in this § 2 to the Company shall include any Affiliate that employs Employee, and transfers between the Company and its Affiliates shall not be treated as a termination of employment for purposes of the Plan or this Agreement. Any shares of Restricted Stock forfeited by Employee under this § 2 (together with any distributions made with respect to the shares that have been held by the Company) shall automatically revert back to the Company. Once vested, shares of Restricted Stock are no longer subject to any risk of forfeiture or transfer restriction under the Plan.
Notwithstanding the foregoing, accelerated vesting prior to the third anniversary of the Grant Date will occur under the following two sets of circumstances. First, if Employee’s employment is terminated due to Employee’s death, Disability (as defined in the Plan), retirement (as defined by the Committee), or Employee’s involuntary termination by the Company for any reason other than cause (as determined by the Committee). Second, if a Change in Control (as defined in the Plan) occurs, Employee will vest in all of the Restricted Stock covered by this Award provided that Employee has been continuously employed by the Company until such Change in Control.
In addition to the prescribed acceleration provided in the preceding paragraph, and notwithstanding anything to the contrary in this § 2, the Board may accelerate (subject to the limitations of the Plan) the vesting of all or a portion of the Restricted Stock covered by this Award at any time and for any reason.
     § 3 Stockholder Rights. Employee will have the right to vote the shares of Restricted Stock while the shares remain subject to forfeiture under § 2. Any cash or stock dividends or other distributions of property made with respect to shares that remain subject to forfeiture under § 2 will be held by the Company, and Employee’s rights to receive such dividends or other property will vest under § 2 at the same time as the shares with respect to which the dividends or other property are attributable and will be payable in the form of Stock as provided in the Plan. If Employee forfeits shares under § 2, Employee will at the same time forfeit Employee’s right to vote the shares and to receive dividends paid with respect to the shares.
     § 4 Stock Certificates. The Company will issue a stock certificate for the shares of Restricted Stock in the name of Employee upon Employee’s execution of the irrevocable stock power in favor of the Company attached hereto as Exhibit A. The Company will hold the stock certificate representing such shares and any distributions made with respect to such shares until such time as the shares have vested or have been forfeited. As soon as practicable after each vesting date, the Company will transfer to Employee or Employee’s delegate physical custody of a stock certificate reflecting the shares that have vested and become nonforfeitable on such date (and also reflecting any distributions made with respect to such shares that have been held by the Company).
     § 5 No Transfer. Employee shall have no right to transfer or otherwise alienate or assign Employee’s interest in any shares of Restricted Stock before Employee vests in the shares under § 2.
     § 6 Rule 16b-3. The Company shall have the right to amend this Restricted Stock grant to withhold or otherwise restrict the transfer of the shares of Restricted Stock to Employee as the Company deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Section 16 of the 1934 Act might be applicable to the grant or transfer.
     § 7 Other Laws. The Company may refuse to transfer shares of Restricted Stock to Employee if the Compensation and Management Development Committee (the “Committee”) receives the written opinion of a nationally recognized law firm to the affect that the transfer of such shares would violate any applicable law or regulation, in which event the Company shall use all commercially reasonable efforts to take such action as the Committee, upon consultation with legal counsel, shall deem necessary in its sole discretion, to facilitate the legal transfer of the shares as soon as practicable.
     § 8 Tax Withholding. Employee agrees that, no later than the date as of which the restrictions on the Restricted Stock shall lapse with respect to all or any of the Restricted Stock covered by this Agreement, Employee shall pay to the Company (in cash or to the extent permitted by the Compensation and Management Development Committee in its sole discretion, Stock held by Employee whose Fair Market Value (as defined in the Plan) is equal to the amount of Employee’s tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock for which the restrictions shall lapse. The Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock. The Company may refuse to transfer to Employee stock certificates held by the Company if Employee fails to comply with any withholding obligation.
     § 9 Governing Law. The Plan and this Agreement are governed by the laws of the State of Texas.
     § 10 Binding Effect. This Agreement is binding upon the Company, its Affiliates and Employee and their respective heirs, executors, administrators and successors.
     § 11 Headings and Sections. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any references to sections (§) in this Agreement shall be to sections (§) of this Agreement unless otherwise expressly stated as part of such reference.
     § 12 Resolution of Disputes. In the event of any difference of opinion between Employee and the Company concerning the meaning or effect of the Plan or this Agreement, such difference shall be resolved by the Compensation and Management Development Committee.

     § 13 Plan and Award Agreement. This Award is subject to all of the terms and conditions in this Agreement and in the Plan. If a determination is made that there is conflict between the terms of Employee’s employment agreement (if any), the Plan and this Agreement, the employment agreement shall control, and if the Plan and this Agreement conflict, the terms of the Plan shall control. All of the capitalized terms not otherwise defined in this Agreement will have the same meaning in this Agreement as in the Plan. A copy of the Plan is provided with this agreement and will be available to Employee upon request to the Secretary of the Company.
     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered effective as of the Grant Date.

THE HOUSTON EXPLORATION COMPANY

Officer

«Name»
Employee

Exhibit A
IRREVOCABLE STOCK POWER
     For value received, as a condition to the issuance to the undersigned of the «M_of_shares» shares of restricted common stock (the “Restricted Stock”) of The Houston Exploration Company (the “Company”) subject to that certain Restricted Stock Award Agreement dated as of October 25, 2005 (the “Agreement”), the undersigned hereby assigns and transfers to the Company, effective upon the occurrence of any forfeiture event described in the Agreement, any then-unvested shares of Restricted Stock for purposes of effecting any forfeiture called for under § 2 of the Agreement, and does hereby irrevocably give the Company the power (without any further action on the part of the undersigned) to transfer such shares of stock on the books of the Company to effect any such forfeiture. This irrevocable stock power shall expire automatically with respect to the shares of stock subject to such Restricted Stock grant on the date such shares of stock are no longer subject to forfeiture under § 2 of the Agreement or, if earlier, immediately after such a forfeiture has been effected with respect to such shares of stock.

Signature

«Name»

Date

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